Exhibit 99.1

News Release

July 16, 2008
Park National Corporation reports second quarter 2008 results
Ohio-based banks performing well, Florida market losses remain a challenge
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today reported $18.2 million in net income for the second quarter 2008 (three months ended June 30, 2008), a 22.6 percent decrease from the $23.5 million in net income for the same period in 2007. Earnings per diluted share for the second quarter 2008 were $1.30, a 19.8 percent decrease compared to $1.62 in earnings per diluted share in the second quarter 2007. The provision for loan losses was the most significant factor behind the decrease in earnings for the second quarter of 2008. For the quarter ended June 30, 2008, the provision for loan losses was $14.6 million compared to $2.9 million for the second quarter of 2007.
Net income for the first half of 2008 (six months ended June 30, 2008) was $41.2 million, a 7.6 percent decrease from the first half of 2007 net income of $44.6 million. Earnings per diluted share for the first half of 2008 were $2.95, down 5.1 percent compared to the first half of 2007’s $3.11 in earnings per diluted share. Again, the provision for loan losses increased significantly for the first six months of 2008 compared to the same period in 2007. The provision was $22.0 million year to date in 2008 compared to $5.1 million for the first half of 2007.
Park’s net income was significantly impacted by continued real estate market deterioration in its affiliate Vision Bank’s Florida markets. Park’s net loan charge-offs and related loan loss provision were as reported in Park’s press release issued on July 8, 2008, with net loan charge-offs of $23.0 million for the first six months of 2008 or an annualized 1.08 percent of average loans. For the same period in 2007, Park had net loan charge-offs of $5.0 million or an annualized .26 percent of average loans. For the second quarter of 2008, net loan charge-offs were $14.4 million or an annualized 1.34 percent of average loans, compared to $2.8 million or an annualized .28 percent of average loans for the second quarter of 2007. Vision Bank had net loans charge-offs of $16.3 million for the first six months of 2008 or an annualized 4.92 percent of average loans. For the first six months of 2007, Vision Bank had a negligible amount of net recoveries.
Park’s Ohio-based banking affiliates, which had $5.9 billion in assets at June 30, 2008, increased net income by 18.8 percent, reporting $49.7 million for the first six months of 2008, compared to $41.8 million for the same period in 2007. For the second quarter of 2008, the Ohio-based banking affiliates earned approximately $24.9 million compared to approximately $21.3 million for the same period in 2007, a 16.6 percent increase.
“Our Ohio banks have generated strong operating results in 2008 and have been able to take advantage of new lending opportunities realized in part by reduced lending activities of many of our larger competitors,” said Park Chairman C. Daniel DeLawder. “We are pleased to serve new customers as we remain focused on minimizing our losses in Florida and Alabama.”
Park has experienced strong loan growth for the first six months of 2008, with loans growing $141.9 million, or 3.4 percent. Its Ohio-based banking affiliates reported loan growth of $101.2 million or 2.8 percent for the first six months of the year and Vision Bank had loan growth of $40.7 million or 6.4 percent.
Net loan charge-offs for the Ohio-based banking affiliates were $6.7 million for the first six months of 2008, or an annualized .37 percent of average loans. For the second quarter of 2008, Ohio-based banking affiliates had net loan charge-offs of $3.6 million or an annualized .39 percent of average loans.
Park’s Vision Bank affiliate was acquired on March 9, 2007. Vision Bank is headquartered in Panama City, Fla. and its offices serve communities in the Florida panhandle and Baldwin County, Alabama.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
Headquartered in Newark, Ohio, Park holds $6.8 billion in assets (as of June 30, 2008). Park and its subsidiaries consist of 14 community banking divisions, 12 of which are based in Ohio, 1 in Alabama and 1 in Florida, and 2 specialty finance companies. Park operates 156 offices through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Vision Bank of Panama City, Florida, Vision Bank Division of Gulf Shores, Alabama, Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), and Guardian Financial Services Company.

Media Contacts:	Bethany White, Communication Specialist, 740.349.3754
John Kozak, Chief Financial Officer, 740.349.3792
SAFE HARBOR STATEMENT under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risk and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Vision Bank’s loan portfolio may be worse than expected; Park’s ability to execute its business plan successfully and within expected timeframe; general economic and financial market conditions and weakening in the economy, especially in the real estate market, either national or in the states in which Park and its subsidiaries do business, are worse than expected; changes in the interest rate environment reduce net interest margins; competitive pressures among financial institutions increase significantly; the nature, time and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Complete financial tables are below:
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
JUNE 30, 2008
INCOME STATEMENT

	THREE MONTHS ENDED			SIX MONTHS ENDED
	JUNE 30,			JUNE 30,
			PERCENT			PERCENT
	2008	2007	CHANGE	2008	2007	CHANGE

NET INTEREST INCOME	$64,326	$60,410	6.48%	$125,810	$115,308	9.11%

PROVISION FOR LOAN LOSSES	14,569	2,881	405.69%	21,963	5,086	331.83%

OTHER INCOME	18,543	18,462	0.44%	39,582	34,636	14.28%

GAIN ON SALE OF SECURITIES	587	0		896	0

OTHER EXPENSE	44,433	42,480	4.60%	87,710	81,789	7.24%

INCOME BEFORE TAXES	24,454	33,511	-27.03%	56,615	63,069	-10.23%

NET INCOME	18,191	23,510	-22.62%	41,169	44,573	-7.64%

NET INCOME PER SHARE-BASIC	1.30	1.62	-19.75%	2.95	3.11	-5.14%

NET INCOME PER SHARE-DILUTED	1.30	1.62	-19.75%	2.95	3.11	-5.14%

CASH DIVIDENDS PER SHARE	0.94	0.93	1.08%	1.88	1.86	1.08%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.08%	1.51%		1.25%	1.51%

RETURN ON AVERAGE EQUITY	12.57%	14.73%		14.28%	14.66%

RETURN ON AVERAGE TANGIBLE REALIZED EQUITY (a)	16.80%	20.34%		19.21%	18.66%

YIELD ON EARNING ASSETS	6.40%	7.33%		6.60%	7.22%

COST OF PAYING LIABILITIES	2.55%	3.55%		2.80%	3.46%

NET INTEREST MARGIN	4.20%	4.32%		4.19%	4.31%

EFFICIENCY RATIO	53.33%	53.55%		52.75%	54.21%

NET LOAN CHARGE-OFFS	$14,372	$2,815		$23,020	$5,015

NET CHARGE-OFFS AS A PERCENT OF LOANS	1.34%	0.28%		1.08%	0.26%

BALANCE SHEET

	June 30,	December 31,	June 30,
	2008	2007	2007

INVESTMENTS	$1,862,357	$1,703,103	$1,497,639

LOANS	4,366,029	4,224,134	4,125,487

LOAN LOSS RESERVE	86,045	87,102	79,905

GOODWILL AND OTHER INTANGIBLES	142,543	144,556	198,023

TOTAL ASSETS	6,820,233	6,501,102	6,243,566

DEPOSITS	4,531,874	4,439,239	4,540,448

BORROWINGS	1,638,175	1,389,727	1,013,120

EQUITY	578,113	580,012	627,391

BOOK VALUE PER SHARE	41.40	41.54	43.81

NONPERFORMING LOANS	107,680	103,932	38,754

NONPERFORMING ASSETS	127,300	117,375	45,935

PAST DUE 90 DAY LOANS	5,787	4,545	3,645

RATIOS
LOANS/ASSETS	64.02%	64.98%	66.08%

NONPERFORMING LOANS/LOANS	2.47%	2.46%	0.94%

PAST DUE 90 DAY LOANS/LOANS	0.13%	0.11%	0.09%

LOAN LOSS RESERVE/LOANS	1.97%	2.06%	1.94%

EQUITY/ASSETS	8.48%	8.92%	10.05%

(a) Net Income for each period divided by average tangible realized equity during the period. Average tangible realized equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the period and (ii) average accumulated other comprehensive income (loss), net of taxes, during the period.
RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO AVERAGE TANGIBLE REALIZED EQUITY:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2008	2007	2008	2007

AVERAGE STOCKHOLDERS’ EQUITY	582,015	640,302	579,961	613,153

Less Average Goodwill and Other Intangible Assets	143,117	198,665	143,618	153,973

Average Accumulated Other Comprehensive (Income)Loss, Net of Taxes	(3,354)	22,023	(5,330)	22,414

AVERAGE TANGIBLE REALIZED EQUITY	435,544	463,660	431,013	481,594

PARK NATIONAL CORPORATION
Consolidated Statements of Income
 (dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$74,932	$83,479	$153,942	$154,661

Interest on:
Obligations of U.S. Government, its agencies and other securities	22,629	18,278	43,334	36,825

Obligations of states and political subdivisions	565	782	1,219	1,595

Other interest income	75	286	174	580

Total interest income	98,201	102,825	198,669	193,661

Interest expense:
Interest on deposits:
Demand and savings deposits	5,335	10,530	12,693	18,627

Time deposits	16,618	21,228	35,817	38,809

Interest on borrowings	11,922	10,657	24,349	20,917

Total interest expense	33,875	42,415	72,859	78,353

Net interest income	64,326	60,410	125,810	115,308

Provision for loan losses	14,569	2,881	21,963	5,086

Net interest income after provision for loan losses	49,757	57,529	103,847	110,222

Other income	18,543	18,462	39,582	34,636

Gain on sale of securities	587	—	896	—

Other expense:
Salaries and employee benefits	24,486	24,735	49,157	47,796

Occupancy expense	2,883	2,794	5,908	5,354

Furniture and equipment expense	2,576	2,381	4,893	4,557

Other expense	14,488	12,570	27,752	24,082

Total other expense	44,433	42,480	87,710	81,789

Income before taxes	24,454	33,511	56,615	63,069

Income taxes	6,263	10,001	15,446	18,496

Net income	$18,191	$23,510	$41,169	$44,573

Per Share:

Net income — basic	$1.30	$1.62	$2.95	$3.11

Net income — diluted	$1.30	$1.62	$2.95	$3.11

Weighted average shares — basic	13,964,561	14,506,926	13,964,567	14,314,129

Weighted average shares — diluted	13,964,561	14,507,895	13,964,567	14,323,206

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
 (dollars in thousands, except share data)

	June 30,
	2008	2007

Assets
Cash and due from banks	$184,259	$167,755

Money market instruments	10,325	16,010

Interest bearing deposits	1	1

Investment securities	1,862,357	1,497,639

Loans	4,366,029	4,125,487

Allowance for loan losses	86,045	79,905

Loans, net	4,279,984	4,045,582

Bank premises and equipment, net	70,074	64,352

Other assets	413,233	452,227

Total assets	$6,820,233	$6,243,566

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$764,405	$705,802

Interest bearing	3,767,469	3,834,646

Total deposits	4,531,874	4,540,448

Borrowings	1,638,175	1,013,120

Other liabilities	72,071	62,607

Total liabilities	6,242,120	5,616,175

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2008 and 2007; 16,151,177 shares issued at 2008 and 16,151,230 at 2007)	301,212	300,322

Accumulated other comprehensive (loss), net of taxes	(7,502)	(31,933)

Retained earnings	492,507	537,653

Treasury stock (2,186,624 shares at 2008 and 1,831,164 shares at 2007)	(208,104)	(178,651)

Total stockholders’ equity	578,113	627,391

Total liabilities and stockholders’ equity	$6,820,233	$6,243,566

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
 (dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Assets

Cash and due from banks	$147,698	$157,861	$144,633	$154,337

Money market instruments	14,694	20,497	13,097	21,938

Interest bearing deposits	1	1	1	1

Investment securities	1,873,568	1,516,007	1,796,447	1,526,279

Loans	4,311,989	4,094,718	4,270,706	3,864,223

Allowance for loan losses	84,577	79,213	85,925	76,210

Loans, net	4,227,412	4,015,505	4,184,781	3,788,013

Bank premises and equipment, net	69,170	64,683	69,094	57,376

Other assets	418,515	452,715	414,708	403,247

Total assets	$6,751,058	$6,227,269	$6,622,761	$5,951,191

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$738,518	$714,462	$721,568	$685,772

Interest bearing	3,767,366	3,815,458	3,767,713	3,597,186

Total deposits	4,505,884	4,529,920	4,489,281	4,282,958

Borrowings	1,570,201	975,001	1,456,902	969,424

Other liabilities	92,958	82,046	96,617	85,656

Total liabilities	6,169,043	5,586,967	6,042,800	5,338,038

Stockholders’ Equity:
Common stock	301,212	300,323	301,213	268,592

Accumulated other comprehensive income (loss), net of taxes	3,354	(22,023)	5,330	(22,414)

Retained earnings	485,553	524,305	481,522	520,001

Treasury stock	(208,104)	(162,303)	(208,104)	(153,026)

Total stockholders’ equity	582,015	640,302	579,961	613,153

Total liabilities and stockholders’ equity	$6,751,058	$6,227,269	$6,622,761	$5,951,191